CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 54 to Registration Statement No. 2-80751 on Form N-1A of our reports relating to the financial statements and financial highlights of Metropolitan Series Fund, Inc. (the “Fund”), appearing on Form N-CSR for the year ending December 31, 2008. The Fund is comprised of the following portfolios (the “Portfolios”) with respective audit report dates noted:

Fund Name	Audit Report Date

Artio International Stock Portfolio (formerly, Julius Baer International Stock Portfolio)	February 24, 2009

Barclays Capital Aggregate Bond Index Portfolio (formerly, Lehman Brothers Aggregate Bond Index Portfolio)	February 25, 2009

BlackRock Aggressive Growth Portfolio	February 24, 2009

BlackRock Bond Income Portfolio	February 26, 2009

BlackRock Diversified Portfolio	February 26, 2009

BlackRock Large Cap Value Portfolio	February 23, 2009

BlackRock Legacy Large Cap Growth Portfolio	February 20, 2009

BlackRock Money Market Portfolio	February 25, 2009

BlackRock Strategic Value Portfolio	February 20, 2009

Capital Guardian U.S. Equity Portfolio	February 20, 2009

Davis Venture Value Portfolio	February 24, 2009

FI Large Cap Portfolio	February 23, 2009

FI Mid Cap Opportunities Portfolio	February 23, 2009

FI Value Leaders Portfolio	February 20, 2009

Jennison Growth Portfolio	February 20, 2009

Loomis Sayles Small Cap Core Portfolio (formerly, Loomis Sayles Small Cap Portfolio)	February 20, 2009

Loomis Sayles Small Cap Growth Portfolio	February 24, 2009

Met/Artisan Mid Cap Value Portfolio (formerly, Harris Oakmark Focused Value Portfolio)	February 20, 2009

Met/Dimensional International Small Company Portfolio	February 24, 2009

MetLife Aggressive Allocation Portfolio	February 26, 2009

MetLife Conservative Allocation Portfolio	February 26, 2009

MetLife Conservative to Moderate Allocation Portfolio	February 26, 2009

MetLife Mid Cap Stock Index Portfolio	February 24, 2009

MetLife Moderate Allocation Portfolio	February 26, 2009

MetLife Moderate to Aggressive Allocation Portfolio	February 26, 2009

MetLife Stock Index Portfolio	February 23, 2009

MFS Total Return Portfolio	February 25, 2009

MFS Value Portfolio	February 25, 2009

Morgan Stanley EAFE Index Portfolio	February 23, 2009

Neuberger Berman Mid Cap Value Portfolio	February 20, 2009

Oppenheimer Global Equity Portfolio	February 20, 2009

Russell 2000 Index Portfolio	February 24, 2009

T. Rowe Price Large Cap Growth Portfolio	February 24, 2009

T. Rowe Price Small Cap Growth Portfolio	February 24, 2009

Van Eck Global Natural Resources Portfolio	February 20, 2009

Western Asset Management Strategic Bond Opportunities Portfolio	February 26, 2009

Western Asset Management U.S. Government Portfolio	February 26, 2009

Zenith Equity Portfolio	February 23, 2009

We also consent to the references to us under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/    Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2009